Exhibit 10.201.1
AMENDMENT NO. 1 TO
ADDITIONAL WARRANT AGREEMENT
     THIS AMENDMENT NO. 1 (this “Amendment”) dated as of February 27, 2006 to the ADDITIONAL WARRANT AGREEMENT (the “Agreement”) dated as of February 22, 2006 by and between The Immune Response Corporation, a Delaware corporation (the “Company”), and Spencer Trask Ventures, Inc. (the “Agent”).
     WHEREAS, in connection with the Company’s private placement (the “Offering”) of units (each a “Unit”) consisting of an 8% senior secured convertible promissory note in the principal amount of $100,000 and warrants to purchase 15,000,000 shares of the Company’s common stock pursuant to the Company’s Confidential Private Placement Memorandum dated February 9, 2006, as supplemented on February 15, 2006 and as may be further supplemented and amended (the “Memorandum”), the Company and the Agent have mutually agreed, by letter agreement dated February 27, 2006, to increase maximum number of Units being offered in the Offering to 80 Units.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree that the Agreement is hereby amended as follows:
     1. The first WHEREAS clause of the Agreement is hereby deleted in its entirety and replaced with the following:
     WHEREAS, the Agent has agreed pursuant to the Placement Agency Agreement, dated February 9, 2006, by and between the Agent and the Company (the “Placement Agency Agreement”), to act as the placement agent in connection with the Company’s private placement (the “Offering”) of a minimum of 5 units ($500,000) and a maximum of 80 units ($8,000,000) at a price of $100,000 per unit. Each unit (a “Unit”) consists of an 8% senior secured convertible promissory note in the principal amount of $100,000 (a “Note”) convertible into shares of common stock, par value $.0025 per share (the “Common Stock”), of the Company and a warrant to purchase 15,000,000 shares of Common Stock (an “Investor Warrant”). In the event that the Offering is over-subscribed, the Company and the Agent may, in their mutual discretion, increase the number of Units sold in the Offering; and
     2. The second WHEREAS clause of the Agreement is hereby deleted in its entirety and replaced with the following:
     WHEREAS, the Company has agreed to issue to the Agent and/or its designees warrants (the “Warrants”) to purchase up to 240,000,000 shares of Common Stock (the “Warrant Shares”), which shall vest and become exercisable as provided herein; and
     3. (a) The Agreement shall remain in full force and effect, subject only to the changes expressly set forth herein.

          (b) The Agreement, as modified by this Amendment, and the other agreements and documents referenced therein set forth the entire agreement of the parties with respect to the subject matter thereof and supersede all previous understandings, written or oral, in respect thereof.
          (c) All references to the Agreement in any other documents or otherwise shall mean the Agreement as amended by this Amendment and from time to time hereafter in writing.
          (d) This Amendment shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws of such state.
          (e) This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SPENCER TRASK VENTURES, INC.

By:

Name:	William P. Dioguardi
Title:	President

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title:

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